EXHIBIT 99.1
Campbell Soup Company
Unaudited Pro Forma Condensed Consolidated Financial Statements
The unaudited pro forma condensed consolidated financial statements present financial information to give effect to the sale of the United Kingdom and Irish businesses to be accounted for in accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” The unaudited pro forma condensed consolidated statements of earnings present the consolidated results of continuing operations of the Company, assuming the sale occurred as of July 29, 2002. The unaudited pro forma condensed consolidated balance sheet as of April 30, 2006 presents the consolidated financial position of the company, assuming the sale occurred on that date. The unaudited financial information is subject to the assumptions and adjustments in the notes accompanying the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the sale of the businesses. The adjustments are based upon presently available information and assumptions that management believes are reasonable under the circumstances as of the date of this filing. However, actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended July 31, 2005 and the unaudited financial statements filed in its Quarterly Report on Form 10-Q for the three and nine months ended April 30, 2006.

The unaudited pro forma condensed consolidated financial information presented is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have occurred had the sale been completed as of the dates presented nor is it intended to be indicative of future results of operations or financial position.

CAMPBELL SOUP COMPANY CONSOLIDATED
Pro Forma Consolidated Statement of Earnings
(unaudited)
(millions, except per share amounts)

	Nine Months Ended April 30, 2006
		Less	Adjusted
		Discontinued	Continuing	Pro Forma	Pro Forma
	As Reported	Operations (A)	Operations	Adjustments (B)	Adjusted
Net sales	$6,227	$(338)	$5,889		$5,889

Costs and expenses
Cost of products sold	3,651	(226)	3,425		3,425
Marketing and selling expenses	969	(28)	941		941
Administrative expenses	454	(14)	440		440
Research and development expenses	73	(3)	70		70
Other expenses	1	—	1		1

Total costs and expenses	5,148	(271)	4,877		4,877

Earnings before interest and taxes	1,079	(67)	1,012		1,012
Interest, net	110	(1)	109		109

Earnings before taxes	969	(66)	903		903
Taxes on earnings	247	(15)	232		232

Earnings from continuing operations	$722	$(51)	$671		$671

Per share — basic

Earnings from continuing operations	$1.77	$(.13)	$1.64		$1.71

Weighted average shares outstanding — basic	408		408	(16)	392

Per share — assuming dilution

Earnings from continuing operations	$1.74	$(.13)	$1.62		$1.69

Weighted average shares outstanding — assuming dilution	414		414	(16)	398

See Notes to Pro Forma Consolidated Financial Statements.
The sum of the individual per share amounts does not equal due to rounding.

CAMPBELL SOUP COMPANY CONSOLIDATED
Pro Forma Consolidated Statement of Earnings
(unaudited)
(millions, except per share amounts)

	Year Ended July 31, 2005
		Less	Adjusted
		Discontinued	Continuing	Pro Forma	Pro Forma
	As Reported	Operations (A)	Operations	Adjustments (B)	Adjusted
Net sales	$7,548	$(476)	$7,072		$7,072

Costs and expenses
Cost of products sold	4,491	(316)	4,175		4,175
Marketing and selling expenses	1,185	(54)	1,131		1,131
Administrative expenses	571	(22)	549		549
Research and development expenses	95	(5)	90		90
Other income	(4)	(1)	(5)		(5)

Total costs and expenses	6,338	(398)	5,940		5,940

Earnings before interest and taxes	1,210	(78)	1,132		1,132
Interest expense	184	—	184		184
Interest income	4	—	4		4

Earnings before taxes	1,030	(78)	952		952
Taxes on earnings	323	(15)	308		308

Earnings from continuing operations	$707	$(63)	$644		$644

Per share — basic

Earnings from continuing operations	$1.73	$(.15)	$1.57		$1.64

Weighted average shares outstanding — basic	409		409	(16)	393

Per share — assuming dilution

Earnings from continuing operations	$1.71	$(.15)	$1.56		$1.62

Weighted average shares outstanding — assuming dilution	413		413	(16)	397

See Notes to Pro Forma Consolidated Financial Statements.
The sum of the individual per share amounts does not equal due to rounding.

CAMPBELL SOUP COMPANY CONSOLIDATED
Pro Forma Consolidated Statement of Earnings
(unaudited)
(millions, except per share amounts)

	Year Ended August 1, 2004
		Less	Adjusted
		Discontinued	Continuing
	As Reported	Operations (A)	Operations
Net sales	$7,109	$(449)	$6,660

Costs and expenses
Cost of products sold	4,187	(285)	3,902
Marketing and selling expenses	1,153	(56)	1,097
Administrative expenses	542	(20)	522
Research and development expenses	93	(5)	88
Other income	(13)	—	(13)
Restructuring charge	32	(6)	26

Total costs and expenses	5,994	(372)	5,622

Earnings before interest and taxes	1,115	(77)	1,038
Interest expense	174	—	174
Interest income	6	—	6

Earnings before taxes	947	(77)	870
Taxes on earnings	300	(12)	288

Earnings from continuing operations	$647	$(65)	$582

Per share — basic

Earnings from continuing operations	$1.58	$(.16)	$1.42

Weighted average shares outstanding — basic	409		409

Per share — assuming dilution

Earnings from continuing operations	$1.57	$(.16)	$1.41

Weighted average shares outstanding — assuming dilution	412		412

See Notes to Pro Forma Consolidated Financial Statements.

CAMPBELL SOUP COMPANY CONSOLIDATED
Pro Forma Consolidated Statement of Earnings
(unaudited)
(millions, except per share amounts)

	Year Ended August 3, 2003
		Less	Adjusted
		Discontinued	Continuing
	As Reported	Operations (A)	Operations
Net sales	$6,678	$(407)	$6,271

Costs and expenses
Cost of products sold	3,805	(265)	3,540
Marketing and selling expenses	1,145	(48)	1,097
Administrative expenses	507	(20)	487
Research and development expenses	88	(5)	83
Other expenses	28	6	34

Total costs and expenses	5,573	(332)	5,241

Earnings before interest and taxes	1,105	(75)	1,030
Interest expense	186	—	186
Interest income	5	—	5

Earnings before taxes	924	(75)	849
Taxes on earnings	298	(17)	281

Earnings from continuing operations	$626	$(58)	$568

Per share — basic

Earnings from continuing operations	$1.52	$(.14)	$1.38

Weighted average shares outstanding — basic	411		411

Per share — assuming dilution

Earnings from continuing operations	$1.52	$(.14)	$1.38

Weighted average shares outstanding — assuming dilution	411		411

See Notes to Pro Forma Consolidated Financial Statements.

CAMPBELL SOUP COMPANY CONSOLIDATED
Pro Forma Consolidated Balance Sheet
April 30, 2006
(unaudited)
(millions, except per share amounts)

		Pro Forma		Pro Forma
	As Reported	Adjustments		Adjusted

Current assets
Cash and cash equivalents	$530	$200	(C)	$730
Accounts receivable	579	(58	) (D)	521
Inventories	650	(45	) (D)	605
Other current assets	163	(3	) (D)	160

Total current assets	1,922	94		2,016

Plant assets, net of depreciation	1,944	(90	) (D)	1,854
Goodwill	1,997	(240	) (D)	1,757
Other intangible assets, net of amortization	1,088	(494	) (D)	594
Other assets	301	30	(D)	331

Total assets	$7,252	$(700)		$6,552

Current liabilities
Notes payable	$1,043	—		$1,043
Payable to suppliers and others	546	(60	) (D)	486
Accrued liabilities	713	(15	) (D)	698
Dividend payable	74	—		74
Accrued income taxes	250	65	(E)	315

Total current liabilities	2,626	(10)		2,616

Long-term debt	1,904	—		1,904
Nonpension postretirement benefits	276	—		276
Other liabilities	666	—		666

Total liabilities	5,472	(10)		5,462

Shareowners’ equity
Preferred stock; authorized 40 shares; none issued	—	—		—
Capital stock, $.0375 par value; authorized 560 shares; issued 542 shares	20	—		20
Additional paid-in capital	344	—		344
Earnings retained in the business	6,569	(56	) (F)	6,513
Capital stock in treasury, at cost	(4,973)	(620	) (C)	(5,593)
Accumulated other comprehensive loss	(180)	(14	) (D)	(194)

Total shareowners’ equity	1,780	(690)		1,090

Total liabilities and shareowners’ equity	$7,252	$(700)		$6,552

See Notes to Pro Forma Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
The unaudited pro forma condensed consolidated financial statements give effect to the sale of the United Kingdom and Irish businesses to be accounted for as a discontinued operation. The unaudited pro forma condensed consolidated statements of earnings are presented as if the sale occurred as of July 29, 2002. The anticipated nonrecurring after-tax loss on the sale is not reflected in the pro forma condensed consolidated statements of earnings. The impact of the anticipated use of proceeds to repurchase shares is included in the unaudited pro forma condensed consolidated statements of earnings for the nine-month period ended April 30, 2006 and the year ended July 31, 2005. The unaudited pro forma condensed consolidated balance sheet is presented as if the sale occurred on April 30, 2006 and is based on the historical balance sheet as of that date. The nonrecurring after-tax loss is reflected in the pro forma balance sheet.
(A)	The Discontinued Operations columns in the unaudited pro forma information represent the historical financial results of the Company’s United Kingdom and Irish businesses.

(B)	The Company expects to use approximately $620 million of the net proceeds from the sale to repurchase shares. The Pro Forma adjustments represent the impact of utilizing $620 million of proceeds to repurchase shares at an estimated price of $38.11 per share, the closing stock price as of August 15, 2006. Therefore, 16 million shares are assumed to be repurchased and eliminated from shares outstanding in the earnings per share calculation for the nine months ended April 30, 2006 and the year ended July 31, 2005.

(C)	The Pro Forma adjustment represents anticipated net cash proceeds from the sale based on currency exchange rates as of April 30, 2006 of $820 million, net of approximately $20 million of cash divested and transaction costs and expenses associated with selling the business. The $620 million of net proceeds expected to be used to repurchase shares is reflected as an adjustment to treasury stock. The remaining net proceeds will be used to pay income taxes associated with the sale, to settle foreign currency hedging contracts associated with intercompany financing transactions of the discontinued businesses, and to repay debt.

(D)	The Pro Forma adjustments represent the elimination of the assets and liabilities of the discontinued operations.

(E)	The Pro Forma adjustment represents the estimated tax expense associated with the sale of $68 million and the elimination of $3 million of accrued income taxes of the discontinued operations.

(F)	The estimated after-tax loss of approximately $56 million is reflected as an adjustment to retained earnings. The after-tax loss includes the tax impact described in note (E), which primarily represents the recognition of certain book and tax basis differences in accordance with EITF Issue No. 93-17, “Recognition of Deferred Tax Assets for a Parent Company’s Excess Tax Basis in the Stock of a Subsidiary That Is Accounted for as a Discontinued Operation.” This estimate is based on the historical information as of April 30, 2006. Actual adjustments may differ from the information presented.